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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MONADNOCK COMMUNITY BANCORP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Federal                                 42-1634975
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


One Jaffrey Road, Peterborough, New Hampshire                03458
---------------------------------------------   --------------------------------
(Address of Principal Executive Offices)                   (Zip Code)

    If this form relates to the                 If this form relates to the
    registration of a class of securities       registration of a class of
    pursuant to Section 12(b) of the            securities pursuant to Section
    Exchange Act and is effective               12(g) of the Exchange Act and
    pursuant to General Instruction             is effective pursuant to General
    A.(c), please check the following           Instruction A.(d), please
    box.  [ ]                                   check the following box.  [X]

    Securities Act registration statement file number to which this form relates: 333-113783

    Securities to be registered pursuant to Section 12(b) of the Act:

              NONE                                             N/A
    ----------------------------------------------------------------------------
         (Title of Each Class                   (Name of Each Exchange on Which
         to be so Registered)                   Each Class is to be Registered)

         Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
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     For a description of the Registrant's securities, reference is made to
"Description of Capital Stock of Monadnock Community Bancorp, Inc.," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-113783), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Monadnock Community Bancorp, Inc. and Monadnock Community Bank" in the Registrant's prospectus.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form SB-2 (Registration Number 333-113783) dated March 19, 2004, as amended on April 30, 2004 and May 11, 2004, is hereby incorporated by reference.

2. Federal stock charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on March 19, 2004, as amended on April 30, 2004 and May 11, 2004).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on March 19, 2004, as amended on April 30, 2004 and May 11, 2004).

4. Specimen stock certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on March 19, 2004, as amended on April 30, 2004 and May 11, 2004).

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    MONADNOCK COMMUNITY BANCORP, INC.



Date:  June 22, 2004                By:   /s/ William M. Pierce, Jr.
                                          --------------------------------------
                                          William M. Pierce, Jr.
                                          President and Chief Executive Officer